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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported) OCTOBER 14, 1999
                                                        ------------------

                                NRG ENERGY, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                                    --------
                 (State or other jurisdiction of incorporation)


        333-33397                                      41-1724239
        ---------                                      ----------
 (Commission File Number)                  (IRS Employer Identification No.)


      1221 NICOLLET MALL, SUITE 700                 MINNEAPOLIS, MN 55403
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 (Address of principal executive offices)                      (Zip Code)



         Registrant's telephone number, including area code 612-373-5300
                                                            ------------


          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

In connection with Northern States Power Company's (NSP) October 14, 1999 discussion with financial analysts, NRG indicated that earnings for the three months ended September 30, 1999 were approximately 18 cents per NSP common share. NRG's results for the third quarter of 1999 reflect increased earnings due to acquisitions in the Northeast region of the United States which closed during the second quarter of 1999.

NRG also indicated that they expect to contribute about 35 cents per NSP common share for the year ending December 31, 1999, a decrease from previous projections of 40 cents per share. The primary reason for the reduction is that pooling restrictions with NSP's pending merger with New Centuries Energies, Inc. limit NRG's ability to monetize the value of successful development activities, which would otherwise be available to supplement NRG's earnings.

FORWARD-LOOKING STATEMENTS

Forward looking statements above include but are not limited to the future performance of various facilities and expected operating results for future periods.

In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause NRG's actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

- Economic conditions including inflation rates and monetary or currency exchange rate fluctuations;
- Trade, monetary, fiscal, taxation, and environmental policies of governments, agencies and similar organizations in geographic areas where NRG has a financial interest;
- Customer business conditions including demand for their products or services and supply of labor and materials used in creating their products and services;
- Financial or regulatory accounting principles or policies imposed by the Financial Accounting Standards Board, the Securities and Exchange Commission, the Federal Energy Regulatory Commission and similar entities with regulatory oversight;
- Availability or cost of capital such as changes in: interest rates; market perceptions of the power generation industry, NRG or any of its subsidiaries; or security ratings;
- Factors affecting power generation operations such as unusual weather conditions; catastrophic weather-related damage; unscheduled generation outages, maintenance or repairs; unanticipated changes to fossil fuel, or gas supply costs or availability due to higher demand, shortages, transportation problems or other developments; environmental incidents; or electric transmission or gas pipeline system constraints;
- Employee workforce factors including loss or retirement of key executives, collective bargaining agreements with union employees, or work stoppages;
-    Volatility of energy prices in a deregulated market environment;
-    Increased competition in the power generation industry;




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-    Cost and other effects of legal and administrative proceedings, settlements, investigations and claims;
- Technological developments that result in competitive disadvantages and create the potential for impairment of existing assets;
- Factors associated with various investments including conditions of final legal closing, partnership actions, competition, operating risks, dependence on certain suppliers and customers, domestic and foreign environmental and energy regulations;
- Limitations on NRG's ability to control the development or operation of projects in which NRG has less than 100% interest;
- The lack of operating history at development projects, the lack of NRG operating history at the projects not yet owned and the limited operating history at the remaining projects provide only a limited basis for management to project the results of future operations;
- Risks associated with timely completion of projects located at ECKG and Enfield, including obtaining competitive contracts, obtaining regulatory and permitting approvals, local opposition, construction delays and other factors beyond NRG's control;
- The failure to timely satisfy the closing conditions contained in the definitive agreements for the acquisitions of projects subject to definitive agreements but not yet closed, many of which are beyond NRG's control;
- Factors challenging the successful integration of projects not previously owned or operated by NRG, including the ability to obtain operating synergies;
- Factors associated with operating in foreign countries including: delays in permitting and licensing, construction delays and interruption of business, political instability, risk of war, expropriation, nationalization, renegotiation, or nullification of existing contracts, changes in law, and the ability to convert foreign currency into United States dollars;
- Other business or investment considerations that may be disclosed from time to time in NRG's Securities and Exchange Commission filings or in other publicly disseminated written documents, including NRG's Registration Statement No. 333-74519, as amended, and all supplements therein.

NRG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors should not be construed as exhaustive.




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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      NRG Energy, Inc
                                      (Registrant)



                                      By  /s/ Leonard A. Bluhm
                                         ------------------------------------
                                          Leonard A. Bluhm
                                          Executive Vice President and Chief
                                          Financial Officer
                                          (Principal Financial Officer)




Dated:  October 14, 1999
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